        Exhibit 5.1

October 22, 2026

Space Exploration Technologies Corp. 1 Rocket Road Starbase, Texas 78521
Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Space Exploration Technologies Corp., a Texas corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to (i) 44,609,960 shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to outstanding stock options under the Anysphere, Inc. 2023 Stock Option and Grant Plan (the “Anysphere Plan”), (ii) 114,593 shares of Common Stock issuable pursuant to outstanding stock options under the Screenplay Studios Inc. 2020 Equity Incentive Plan (the “Screenplay Studios Plan” and, together with the Anysphere Plan, the “Plans”), and (iii) 26,327,982 shares of Common Stock issuable pursuant to outstanding restricted stock units under the Anysphere Plan (the shares of Common Stock described in the foregoing clauses (i) through (iii), collectively, the “Plan Shares”).
We have examined the Plans and the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have also made such other investigations as we have deemed relevant and necessary or appropriate in connection with the opinion hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.
Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Plan Shares, when issued and sold in accordance with the terms of the Plans and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.
We render no opinion herein as to matters involving the laws of any jurisdiction other than the Texas Business Organizations Code (the “TBOC”). We are generally familiar with the TBOC as currently in effect and have made such inquiries as we consider necessary to render the opinion above. This opinion is limited to the effect of the current state of the TBOC and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

Gibson, Dunn & Crutcher LLP 2001 Ross Avenue, Suite 2100 | Dallas, TX 75201-2923 | T: 214.698.3100 | F: 214.571.2900 | gibsondunn.com

        Exhibit 5.1

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP
GIBSON, DUNN & CRUTCHER LLP

Gibson, Dunn & Crutcher LLP 2001 Ross Avenue, Suite 2100 | Dallas, TX 75201-2923 | T: 214.698.3100 | F: 214.571.2900 | gibsondunn.com